Exhibit 99.1

PRELIMINARY FORM OF PROXY

JACK CREEK INVESTMENT CORP.

PROXY FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON [•], 2022

The undersigned hereby appoints [Jeffrey E. Kelter] and, failing him [Robert F. Savage], and, failing him, the duly appointed chairperson of the General meeting of Shareholders, each of them, proxies and attorneys-in-fact, each with the power of substitution and revocation, and hereby authorizes and instructs each to represent and vote, in the manner directed below, all the ordinary shares of Jack Creek Investment Corp. (“JCIC”) held of record by the undersigned at the close of business on [•], 2022, at an extraordinary general meeting (the “extraordinary general meeting”) to be held virtually on [•], 2022 at 10 a.m. Eastern Time, or any adjournment or postponement thereof. You will be able to attend the extraordinary general meeting by visiting [•] and inserting Control Number ______________.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 2 (THE MERGER PROPOSAL) BELOW, “FOR” PROPOSAL 3 (THE SHARE CAPITAL PROPOSAL) BELOW, “FOR” PROPOSAL 4 (THE ORGANIZATIONAL DOCUMENTS PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 5A – 5H (THE NON-BINDING GOVERNANCE PROPOSALS) BELOW, “FOR” PROPOSAL 6 (THE INCENTIVE PLAN PROPOSAL) BELOW, “FOR” PROPOSAL 7 (THE ESPP PROPOSAL) BELOW AND “FOR” PROPOSAL 8 (THE ADJOURNMENT PROPOSAL) BELOW.

THE BOARD OF DIRECTORS OF JCIC RECOMMENDS A VOTE “FOR” PROPOSAL 1 (THE BUSINESS COMBINATION PROPOSAL) BELOW, “FOR” PROPOSAL 2 (THE MERGER PROPOSAL) BELOW, “FOR” PROPOSAL 3 (THE SHARE CAPITAL PROPOSAL) BELOW, “FOR” PROPOSAL 4 (THE ORGANIZATIONAL DOCUMENTS PROPOSAL) BELOW, “FOR” EACH OF PROPOSALS 5A – 5H (THE NON-BINDING GOVERNANCE PROPOSALS) BELOW, “FOR” PROPOSAL 6 (THE INCENTIVE PLAN PROPOSAL) BELOW, “FOR” PROPOSAL 7 (THE ESPP PROPOSAL) BELOW AND “FOR” PROPOSAL 8 (THE ADJOURNMENT PROPOSAL) BELOW. Each of the Business Combination Proposal, the Merger Proposal, the Share Capital Proposal, the Organizational Documents Proposal, the Incentive Plan Proposal and the ESPP Proposal are cross-conditioned on the approval of each other.

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER: ☒

	Proposal	For	Against	Abstain
1.	Proposal No. 1 — The Business Combination Proposal — To approve, by ordinary resolution, the Business Combination described in the accompanying proxy statement/prospectus, including (a) adopting the Agreement and Plan of Merger dated effective as of August 3, 2022 (the “Merger Agreement”) by and among JCIC, Wildfire New PubCo, Inc., a Delaware corporation and direct, wholly owned subsidiary of JCIC (“New Bridger”), Wildfire Merger Sub I, Inc., a Delaware corporation and direct, wholly owned subsidiary of New Bridger (“Wildfire Merger Sub I”), Wildfire Merger Sub II, Inc., a Delaware corporation and direct, wholly owned subsidiary of New Bridger (“Wildfire Merger Sub II”), Wildfire Merger Sub III, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of New Bridger (“Wildfire Merger Sub III”), Wildfire GP Sub IV, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of New Bridger (“Wildfire GP Sub IV”), BTOF (Grannus Feeder) – NQ L.P., a Delaware limited partnership (“Blocker”), and Bridger Aerospace Group Holdings, LLC, a Delaware limited liability	☐	☐	☐

company (“Bridger”), and the transactions contemplated by the Merger Agreement (the “Transactions”), pursuant to which, subject to the terms and conditions set forth therein, at the closing of the Transactions, among other things, (i) Wildfire Merger Sub I will merge with and into Blocker, and Wildfire GP Sub IV will become general partner of the surviving entity (the “First Merger”), with Blocker as the surviving entity of the First Merger, (ii) Wildfire Merger Sub II will merge with and into JCIC (the “Second Merger”), with JCIC as the surviving company of the Second Merger and (iii) Wildfire Merger Sub III will merge with and into Bridger (the “Third Merger” and together with First Merger and Second Merger, the “Mergers”), with Bridger as the surviving company of the Third Merger; following the Mergers, each of Blocker, Purchaser, and the Company shall be a subsidiary of New Bridger, (b) approving the Plan of Merger (as defined in the Merger Agreement) and (c) approving the Transactions and related agreements described in the accompanying proxy statement/prospectus. A copy of the Merger Agreement is attached to the proxy statement/prospectus as Annex A.

2.	Proposal No. 2 — The Merger Proposal — To approve, by special resolution, that (1) JCIC be authorized to merge with Wildfire Merger Sub II (the “Second Merger”) so that JCIC be the surviving company (in accordance with the terms and subject to the conditions of the Merger Agreement and Plan of Merger relating to the Second Merger) and all the undertaking, property and liabilities of Wildfire Merger Sub II shall vest in JCIC by virtue of the Second Merger pursuant to the provisions of the Companies Act (as amended) of the Cayman Islands (the “Companies Act”); (2) the Merger Agreement and Plan of Merger in the form annexed hereto and approved by resolution of the Directors of JCIC on [ ] and submitted to the members of JCIC for their approval (the “Plan of Merger”), be approved, ratified and confirmed in all respects; (3) JCIC be authorized to enter into the Plan of Merger; (4) there being no holders of any outstanding security interest granted by JCIC immediately prior to the Effective Time (as defined in the Plan of Merger), the Plan of Merger be executed by any one director on behalf of JCIC and any director or delegate or agent thereof be authorized to submit the Plan of Merger, together with any supporting documentation, for registration to the Registrar of Companies of the Cayman Islands; (5) as at the Effective Time (as defined in the Plan of Merger), the Memorandum and Articles of Association of JCIC will be in the form attached to the Plan of Merger; and (6) all actions taken and any documents or agreements executed, signed or delivered prior to or after the date of these resolutions by any Director or officer of JCIC in connection with the transactions contemplated by these resolutions be approved, ratified and confirmed in all respects.”	☐	☐	☐

3.	Proposal No. 3 — The Share Capital Proposal — To approve, by ordinary resolution, the alteration of the authorized share capital of JCIC at the effective time of the Second Merger.	☐	☐	☐

4.	Proposal No. 4 — The Organizational Documents Proposal — To approve and adopt, by special resolution, that the Cayman Constitutional Documents currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed amendment and restatement of JCIC’s Amended and Restated Memorandum and Articles of Association (a copy of which is attached to the proxy statement/prospectus as Annex E) and that the name of JCIC be changed from Jack Creek Investment Corp. to [●].	☐	☐	☐

5.	Proposal No. 5 — The Non-Binding Governance Proposals — To approve, by ordinary resolution and on a non-binding advisory basis, certain material differences between JCIC’s Amended and Restated Memorandum and Articles of Association (as it may be amended from time to time, the “Cayman Constitutional Documents”) and the proposed amended and restated certificate of incorporation of New Bridger (the “New Bridger Certificate of Incorporation”), presented separately in accordance with the United States Securities and Exchange Commission requirements. A copy of the Cayman Constitutional Documents is attached to the proxy statement/prospectus as Annex E. A copy of the New Bridger Certificate of Incorporation is attached to the proxy statement/prospectus as Annex G.	☐	☐	☐

	Proposal No. 5A – Change the Authorized Capital Stock – To approve and adopt provisions in the New Bridger Certificate of Incorporation to authorize 1,000,000,000 shares of New Bridger common stock and 10,000,000 shares of New Bridger preferred stock, par value $0.0001 per share, compared to the currently authorized capital stock of JCIC of 500,000,000 JCIC Class A ordinary shares, 50,000,000 JCIC Class B ordinary shares and 1,000,000 preference shares, par value $0.0001 per share.	☐	☐	☐

Proposal No. 5B – Change the Stockholder Vote Required to Amend the Bylaws – To approve and adopt provisions in the proposed bylaws of New Bridger (the “Proposed Bylaws”) to require the affirmative vote of holders of at least 66 2/3% of the voting power of all then-outstanding New Bridger capital stock entitled to vote generally in the election of directors, voting together as a single class, to adopt, amend, alter or repeal the Proposed Bylaws.

Proposal No. 5C – No Right to Call Special Meetings – To approve and adopt provisions in the Proposed Bylaws to stipulate that, unless required by law, special meetings of stockholders may only be called by (i) the board of New Bridger (the “New Bridger Board”), (ii) the Chairperson of the New Bridger Board, or (iii) New Bridger’s Chief Executive Officer.	☐	☐	☐

Proposal No. 5D – Action by Written Consent of the Stockholders – To approve and adopt provisions in the New Bridger Certificate of Incorporation to provide that any action required or permitted to be taken by the New Bridger stockholders may be effected at a duly called annual or special meeting of such stockholders, and may not be taken by written consent.	☐	☐	☐

Proposal No. 5E – Appointment and Removal of Directors – To approve and adopt provisions in the Proposed Bylaws such that (i) subject to the rights of the holders of any series of preferred stock of New Bridger to elect directors under specified circumstances, election of directors at all meetings of the stockholders at which directors are to be elected shall be by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present and (ii) subject to the rights of holders of any series of preferred stock with respect to the election of directors and to the rights of the BTO stockholders with respect to the removal of any BTO stockholder designee director, a director may be removed from office by the stockholders of New Bridger only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of New Bridger entitled to vote generally in the election of directors, voting together as a single class.	☐	☐	☐

Proposal No. 5F – Delaware as Exclusive Forum – To approve and adopt provisions in the New Bridger Certificate of Incorporation to provide that, unless a majority of the New Bridger Board consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), to the fullest extent permitted by law, will be the sole and exclusive forum for the types of actions or proceedings under Delaware statutory or common law for the actions described in the proxy statement/prospectus.	☐	☐	☐

Proposal No. 5G – Business Combinations – To approve and adopt provisions in the New Bridger Certificate of Incorporation to provide a consent right to holders of New Bridger Series A preferred stock with respect to mergers, consolidations, sales of all or substantially all of the assets of New Bridger, subject to certain exceptions.	☐	☐	☐

Proposal No. 5H – Limitation of Ownership by Non-Citizen – To approve and adopt provisions in the New Bridger Certificate of Incorporation to provide that in no event will a Non-Citizen, as defined in the New Bridger Certificate of Incorporation, be entitled to own (beneficially or of record) and/or control more than the Voting Limiting Percentage or the Outstanding Share Limitation Percentage, as defined in the New Bridger Certificate of Incorporation.	☐	☐	☐

6.	Proposal No. 6 — The Incentive Plan Proposal — To approve and assume the Bridger Aerospace Group Holdings, Inc. 2022 Omnibus Incentive Plan and any grants or awards issued thereunder (the “Omnibus Incentive Plan”). A copy of the Omnibus Incentive Plan is attached to the proxy statement/prospectus as Annex I.	☐	☐	☐

7.	Proposal No. 7 — The ESPP Proposal — To approve, by ordinary resolution, the Bridger Aerospace Group Holdings, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”). A copy of the ESPP is attached to the proxy statement/prospectus as Annex J.	☐	☐	☐

8.	Proposal No. 8 — The Adjournment Proposal — To adjourn, by ordinary resolution, the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient shares represented to constitute a quorum necessary to conduct business at the extraordinary general meeting or for the approval of one or more proposals at the extraordinary general meeting or to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to JCIC shareholders.	☐	☐	☐

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ACCOMPANYING PRE-ADDRESSED POSTAGE PAID ENVELOPE. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE ABOVE SIGNED SHAREHOLDER. IF YOU RETURN A SIGNED PROXY BUT NO DIRECTION IS MADE, YOUR SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH ABOVE.

Date: ____________________, 2022
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Signature of Shareholder or Authorized Signatory

Name of Authorized Signatory (if applicable)

Title of Authorized Signatory (if applicable)